UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a – 101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to §240.14a-12

Cardinal Health, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cardinal Health, Inc. (the “Company”) will file a Preliminary Proxy Statement for its Special Meeting of Shareholders to be held on or about June 23, 2009, which will contain a proposal to be submitted to the Company’s shareholders to approve a stock option exchange program for employees other than the Company’s directors, named executive officers and former employees (the “Proposed Option Exchange Program”). In connection with the Proposed Option Exchange Program, the Company is providing the following documents:

A)	a Press Release dated May 6, 2009, regarding, among other things, the Proposed Option Exchange Program; and

B)	an Email from Kerry Clark to all employees dated May 6, 2009, regarding, among other things, the Proposed Option Exchange Program.

The Proposed Option Exchange Program has not yet commenced. The Company will file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (“SEC”) upon the commencement of the Proposed Option Exchange Program. Persons who are eligible to participate in the Proposed Option Exchange Program should read the Tender Offer Statement on Schedule TO and other related materials when those materials become available, because they will contain important information about the Proposed Option Exchange Program.

In connection with the proposal to be voted on by the Company’s shareholders to approve the Proposed Option Exchange Program, the Company will file a preliminary proxy statement with the SEC and intends to file other relevant materials with the SEC, including a definitive proxy statement. The Company’s shareholders are urged to read such materials as and when they become available and before making any voting decision regarding the Proposed Option Exchange Program, because they will contain important information about the proposal to be voted on by shareholders with respect to the Proposed Option Exchange Program.

The Company’s shareholders and option holders will be able to obtain the written materials described above and other documents filed by the Company with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, shareholders and option holders may obtain free copies of the documents filed by the Company with the SEC on the Company’s Web site at the investor page on www.cardinalhealth.com.

Exhibit A	Press Release dated May 6, 2009, regarding, among other things, the Proposed Option Exchange Program (incorporated by reference from Exhibit 99.1 to the Tender Offer Statement filed by the Company on May 6, 2009).

Exhibit B	Email from Kerry Clark to all employees dated May 6, 2009, regarding, among other things, the Proposed Option Exchange Program (incorporated by reference from Exhibit 99.2 to the Tender Offer Statement filed by the Company on May 6, 2009).